SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                              ------------------

                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

   Date of report (Date of earliest event reported): October 2, 2000
                                                     ---------------

                                INFE.COM, INC.
          ------------------------------------------------------
          (Exact name of registrant as specified in its charter)


         Florida                   000-28729              11-3144463
-------------------------------------------------------------------------
(State or other jurisdiction     (Commission           (I.R.S. Employer
   of incorporation)              File Number)        Identification No.)


                   8000 Towers Crescent Drive, Suite 640
                             Vienna, VA  22182
          -----------------------------------------------------
          (Address of principal executive office)    (Zip code)


   Registrant's telephone number including area code: (703) 734-5650
                                                      --------------

     -------------------------------------------------------------
     (Former name or former address, if changed since last report)

ITEM 5.   Other Events.
          -------------

	    On August 25, 2000, the Registrant acquired the assets of Exposure4U.com, Inc., a Florida corporation engaged in the database management and email business using software and computers. The assets are as follows: 4 desks, 10 chairs, 3 cabinets, one hutch, Apple Macintosh, 21 inch Mitsubishi Monitor, Compaq Presario 5875 with monitor, Compaq Presario 5184 with monitor, Compaq Pro-Linea 575 with monitor,
2 E-Machines with monitors, UMAX Astra 2200 scanner, Epson 740 Printer, Canon PC-65 Copier, Mackie series 1202-viz audio board, Adobe: Photoshop 5..5, Illustrator 8.0.1, Acrobat 4.0, InDesign 1.0, GoLive 4.0, After Effects 4.0, ImageReady 2.0, Macromedia: Flash 4.0, Freehand 9.0, Dreamweaver 3.0, Fireworks 3.0, Director 6.0, QuarkXpress 4.1, Sound Edit 16v2, ClarisWorks 5, Micosoft Office 98, QuickBooksPRO, Exposure4U.com URL, and contracts with KO-MAR Productions, BC Pictures, LTD, SBM Productions, Microtech Computer Services, iedeals.com, Genertek International, Barry University, Bailey & Associates and SweetDreams. In consideration for the assets, Registrant: (1) executed employment agreements with Douglas Babcock and Kevin Cable the principals of Exposure4U.com (2) assumed certain liabilities in the amount of $34,950.50, (3) delivered to each of Mr. Babcock and Mr. Cable shares of the Registrant's common stock valued at approximately $8,500.00 and (4) agreed that at the time Registrant determines new computer equipment is needed for Exposure4U.com, Inc. to pay the down payment for certain computers estimated at $5,175. The amount of consideration was reached through arm's length negotiations with Exposure4U.com, Inc.'s principals. The funds used in the acquisition came from the Registrant's working capital. Registrant has provided this information under Item 5 because the assets acquired do not constitute a significant event and, therefore, financial statements are not required.


                           SIGNATURES
                           ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   INFE.COM, INC.
                                   Registrant


Date: October 2, 2000              By:  /s/ Thomas Richfield
                                      ---------------------------
                                      Thomas Richfield, CEO